Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
AS OF AUGUST 26, 2005
      Each of the below-listed subsidiaries is 100 percent directly or indirectly owned by Harris Corporation, except as otherwise indicated.

State or Other
Jurisdiction
Name of Subsidiary	of Organization

Harris Asia Pacific Sdn. Bhd	Malaysia
Harris Australia Pty. Ltd.	Australia
Harris Canada, Inc.	Canada
Harris Cayman, Ltd.	Cayman Islands
Harris Communication Argentina SA	Argentina
Harris Communication (Netherlands) BV	Netherlands
Harris Communication France SAS	France
Harris Communication Systems Nigeria Limited	Nigeria
Harris Communications GmbH	Germany
Harris Communications Austria GmbH	Austria
Harris Communications Honduras, S.A. de C.V.	Honduras
Harris Communications International, Inc.	Delaware
Harris Communications Ltd.	Hong Kong
Harris Communications (Shenzhen) Ltd.	China
Harris Controls Australia Limited	Australia
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris do Brasil Limitada	Brazil
Harris Foreign Sales Corporation, Inc.	Virgin Islands
Harris Pension Management Limited	England
Harris SA	Belgium
Harris S.A. de C.V.	Mexico
Harris Semiconductor G.m.b.H.	Germany
Harris Semiconductor Design & Sales Pte. Ltd.	Singapore
Harris Semiconductor Pte. Ltd.	Singapore
Harris Software Systems (HK) Limited	Hong Kong
Harris Software Systems, Inc.	Delaware
Harris Software Systems Pte. Ltd.	Singapore
Harris Software Systems Pty Ltd.	Australia
Harris Solid-State (Malaysia) Sdn. Bhd	Malaysia
Harris Systems Limited	England
Harris Technical Services Corporation	Delaware
Harris Two Thousand	England
510284 N.B. Inc.	Canada
American Coastal Insurance Ltd.	Bermuda
BG-COM Information and Communication Limited Partnership	Hungary
BWA Technology, Inc.	Delaware
Digital Automation (Canada) Ltd.	Canada
Digital Automation Limited	U.K.
Drake Automation, Inc.	New York
Drake Automation Limited	U.K.
Eagle Technology, Inc.	Delaware
Encoda BSS Limited	U.K.
Encoda Systems Group Limited	U.K.
Encoda Systems de Mexico SA de CV	Mexico
Enterprise Systems Group	South Africa
HAL Technologies, Inc.	Delaware
ITIS S.A.R.L.	France
Les Systemes Informatiques Harris, Inc. (Harris Software Systems, Inc.)	Canada
Manatee Investment Corporation	Delaware
Maritime Communication Services, Inc.	Delaware
Medacoustics, Inc. (54%)	Delaware
Pine Valley Investments, Inc.	Delaware
Question d’Image S.A.S.	France
Worldwide Electronics, Inc.	Delaware